As filed with the Securities and Exchange Commission on April 5, 2004
Registration No. 333-88794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERUS GROUP CO.

(Exact name of Registrant as specified in its charter)

Iowa	42-1458424

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

699 Walnut Street
Des Moines, Iowa 50309-3948
(515) 362-3600

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Joseph K. Haggerty
Senior Vice President and General Counsel
AmerUs Group Co.
699 Walnut Street
(515) 362-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew R. Schleider, Esq.
Shearman & Sterling
599 Lexington Avenue
New York, New York 10022-6069
(212) 848-4000

DEREGISTRATION OF SECURITIES

This registration statement covers resales of the Optionally Convertible Equity-Linked Accreting Notes (OCEANS(SM)) of AmerUs Group Co. and the common stock issuable upon the conversion of the OCEANS. At the time this registration statement became effective it included an undertaking on the part of AmerUs Group Co. to remove from registration by means of a post-effective amendment thereto any of the securities being registered which remain unsold at the termination of the offering. Under the terms of the Registration Rights Agreement, dated as of March 6, 2002 between AmerUs Group Co. and the Purchaser defined in such agreement, AmerUs Group Co. was required to maintain the effectiveness of this registration statement until March 6, 2004. For this reason AmerUs Group Co. is filing this post-effective amendment to remove from registration $90,125,000 in aggregate initial offering price of OCEANS, together with the shares of AmerUs Group Co. common stock issuable upon conversion of such OCEANS, which remain unsold as of the date of this post-effective amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, as of the 5th day of April, 2004.

AMERUS GROUP CO.
By:	/s/ Thomas C. Godlasky
Thomas C. Godlasky
Title:	President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or, where indicated by a *, by their attorney-in-fact on this 5th day of April, 2004 in the capacities indicated.

Names	Capacity
* Roger K. Brooks	Chairman, Chief Executive Officer and Director
/s/ Thomas C. Godlasky Thomas C. Godlasky	President, Chief Operating Officer and Director
* Melinda S. Urion	Executive Vice President and Chief Financial Officer
* Brenda J. Cushing	Senior Vice President and Controller

* John R. Albers	Director
* Alecia A. DeCoudreaux	Director
* Thomas F. Gaffney	Director
* John Norris	Director
* Andrew J. Paine, Jr.	Director
* Jack C. Pester	Director
* John A. Wing	Director
* F.A. Wittern, Jr.	Director
*By: /s/ Thomas C. Godlasky Thomas C. Godlasky Attorney in Fact